Exhibit 10.39

                           712 Advisory Services, Inc.
                                712 Fifth Avenue
                                   Suite 1900
                            New York, New York 10019




                                                              January 23, 1998


National R.V. Holdings, Inc.
3411 N. Perris Boulevard
Perris, California  92370

Gentlemen:

                  This letter agreement hereby amends, restates and supercedes any and all prior financial advisory agreements.

                  You hereby agree to retain us to continue to serve, and we hereby agree to continue to serve, as financial advisor to National R.V. In such capacity, we shall be available for advice and consultation, and shall advise National R.V. with respect to such financial and related matters as National R.V. shall from time to time request, including matters relating to (i) raising capital, whether from institutional and other lenders or from the private placement of securities, (ii) public offerings of debt or equity securities,
(iii) structure of debt or equity financing, (iv) acquisitions and other business ventures, (v) commercial banking relations, (vi) shareholder relations and (vii) general corporate matters.

                  For such services,  National R.V. agrees to pay to us a fee at the rate of $230,625 per year ("Annual Fee"). The Annual Fee shall be paid quarterly in advance from the date hereof through the term of this agreement. We shall further be entitled to the normal compensation payable to investment banking firms (the specific terms of such compensation to be agreed between National R.V. and us on a case-by-case basis) for completed financings, acquisitions or other transactions as contemplated under the preceding paragraph. National R.V. shall also reimburse us for any travel and other out-of-pocket expenses incurred by us in connection with services provided for herein.

                  The initial term of our engagement hereunder shall commence as of January 1, 1998 (the "Commencement Date") and shall continue until the first anniversary of such date; provided, however, that the term of our engagement


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hereunder  shall  automatically  be extended for additional  periods of one year unless and until either party shall give the other party written notice, not later than 15 days prior to the first anniversary of the Commencement Date or any subsequent anniversary of the Commencement Date, of the notifying party's election to terminate our engagement hereunder effective as of the anniversary of the Commencement Date next succeeding the giving of such notice.

                  National R.V. agrees to indemnify and hold us and any of our officers, directors, employees, representatives and agents harmless against any liability, claim, loss or expenses to which we or they may become subject as a result of this agreement or the performance of our services hereunder; provided, however, National R.V. shall not be liable for any liability, claim, loss or expense which has been judicially determined to have been the result of our willful misconduct or gross negligence. National R.V. shall satisfy any indemnification request promptly upon our written request.

                  In the event of a change of control of National R.V. at any time while this agreement is in effect, at the time of such change in control, National R.V. shall pay to us immediately and in cash the remaining unpaid Annual Fees payable through the end of the calendar year in which the change of control occurs. "Change of Control", for purposes of this letter agreement, shall be deemed to have occurred if (i) National R.V. or its subsidiary corporations sell all or substantially all of its or their assets to another person or entity or is acquired by another person or entity, whether such acquisition is in the form of a sale, merger, consolidation or other similar transaction, (ii) any person or group (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than our affiliates is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of National R.V. representing 25% or more of the combined voting power of the National R.V. then outstanding securities or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of National R.V. cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by National R.V.'s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


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                  If you find the above in  accordance  with our  understanding, will you kindly so indicate by signing and returning the enclosed copy of this letter.


                                                     Very truly yours,

                                                     712 ADVISORY SERVICES, INC.


                                                     By:________________________
                                                        Name:
                                                        Title:




AGREED:

NATIONAL R.V. HOLDINGS, INC.



By:________________________
   Name:
   Title:


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